Securities and Exchange Commission
Washington, D.C. 20549

Subject:	Mountain Bank Holding Company File No. 000-28394

Ladies and Gentlemen:

We were previously the independent accountants for Mountain Bank Holding Company and on January 15, 2001 we reported on the consolidated financial statements of Mountain Bank Holding Company and subsidiary as of and for the two years ended December 31, 2000. On September 4, 2001, we informed Mountain Bank Holding Company that McGladrey & Pullen, LLP had acquired our attest assets and we would no longer be the independent accountants of Mountain Bank Holding Company. We have read Mountain Bank Holding Company's statements included under Item 4 of its Form 8-K dated September 1, 2001 and we agree with such statements.

/s/ KNIGHT VALE & GREGORY PLLC Knight Vale & Gregory PLLC

September 7, 2001
Tacoma, Washington